UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2012
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TIVO INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 20, 2012, TiVo Inc. (the “Company”) announced the promotion of Naveen Chopra, age 39, to Chief Financial Officer (CFO), Dan (Charles) Phillips, age 54, to Chief Operating Officer (COO) and Jeff Klugman, age 52, to Executive Vice President (EVP), Products and Revenue. Mr. Chopra succeeds Anna Brunelle, who resigned and after a transition period with Mr. Chopra, will leave TiVo to pursue other opportunities.
Mr. Chopra previously served as Senior Vice President of Corporate Development and Strategy, with responsibility for the Company's long-term business strategy focused on product distribution, corporate development and capital allocation. In his new role as the Company's CFO, Mr. Chopra will continue to be responsible for the Company's corporate development and strategy functions in addition to overseeing the Company's accounting and financial reporting, planning, tax and treasury functions. Mr. Phillips previously served as Senior Vice President of Engineering and Operations, where he oversaw the Company's engineering services and company-wide operations, and will continue to do so in his expanded role as Chief Operating Officer. Mr. Klugman previously served as Senior Vice President, Revenue and Product, where he oversaw TiVo's product and revenue initiatives, including domestic and international service provider deployments, audience research, and TiVo's product strategy across its retail and operator businesses, and will continue to do so in his new role.
Mr. Chopra joined TiVo in 2003 as Director, Business Development, where he later served as Vice President, Business Development, before being promoted to Senior Vice President of Corporate Development and Strategy. He holds bachelor degrees in computer science and economics from Stanford University and an MBA from the Stanford Graduate School of Business. Mr. Phillips joined TiVo in 2006 as Vice President of Technology and Chief Information Officer and where he later was promoted to Senior Vice President of Engineering and Operations. He holds bachelor degrees in business administration and computer information systems from Humboldt State University. Mr. Klugman joined TiVo in 2001 as Vice President, Technology Licensing and subsequently held positions as Vice President, Platform Business, then Senior Vice President & General Manager, Service Provider Division, before becoming most recently SVP, Products and Revenue.
In Mr. Chopra's new role, he will be entitled to an annual base salary of $375,000 per year and target bonus of 50% of his annual base salary plus additional cash milestone-based performance goals. Mr. Chopra will also be entitled to future equity awards of restricted stock as follows: (i) in fiscal year 2014, a promotional award of 175,000 shares and an annual award of 100,250 shares; and (ii) in fiscal year 2015, an annual award of 110,375 shares. At least 50% of each of the fiscal year 2014 and 2015 awards will be performance-based, with the actual award mix and goals for such future awards to be determined on the fiscal year 2014 and 2015 grant dates, with the remaining portion time-based vesting. The portion of the fiscal year 2015 grant that is time-based vesting will be fully-vested by December 2015. In the event of a change in control of the Company, Mr. Chopra's performance-vesting awards will convert to time-based vesting under the same terms as his other time-based vesting grants, based on Mr. Chopra's continued service to the Company. Upon a qualifying termination in connection with a change in control as specified in Mr. Chopra's change in control agreement, Mr. Chopra will be entitled to accelerated vesting of all these time- and performance-based grants that have been granted and will be entitled to a cash payment equal to the value of any of the awards of shares of restricted stock that, as of the date of such qualifying termination, have not been granted.
In Mr. Phillips' new role, he will be entitled to an annual base salary of $450,000 per year and target bonus of 100% of his annual base salary. Mr. Phillips will also be entitled to a retention bonus payable in the amount of $500,000 in November 2013 and an additional $2.5 million in November 2015 as long as Mr. Phillips remains an employee in good standing of the Company. Mr. Phillips will also be entitled to annual equity awards in the amounts of 100,000, 125,000 and 108,000 shares of restricted stock to be awarded in fiscal years 2013, 2014 and 2015, respectively. Mr. Phillips' fiscal year 2013 grant will vest bi-annually over three years. At least 50% of each of the fiscal year 2014 and 2015 awards will be performance-based, with the actual award mix and goals for such future awards to be determined on the fiscal year 2014 and 2015 grant dates. The portion of each such grant that is time-based vesting will be fully-vested by November 2015. In the event of a change in control of the Company, Mr. Phillips' performance-vesting awards will convert to time-based vesting under the same terms as his other time-based vesting grants, based on Mr. Phillips' continued service to the Company. Upon a qualifying termination in connection with a change in control as specified in Mr. Phillips' change in control agreement, Mr. Phillips will be entitled to accelerated vesting of all these time- and performance-based grants that have been granted and will be entitled to a cash payment equal to the value of any of the awards of shares of restricted stock that, as of the date of such qualifying termination, have not been granted.

In Mr. Klugman's new role, he will be entitled to an annual base salary of $450,000 per year and target bonus of 100% of his annual base salary. He will also be entitled to annual equity awards in the amounts of 100,250, 110,375 and 120,000 shares of restricted stock to be awarded in fiscal years 2014, 2015 and 2016, respectively. At least 50% of each of the fiscal years 2014, 2015 and 2016 awards will be performance-based, with the actual award mix and goals for such future awards to be determined on the fiscal years 2014, 2015 and 2016 grant dates, with the remaining portion time-based vesting. The portion of the grant made in fiscal year 2016 that has time-based vesting will be fully-vested by March 2016. In the event of a change in control of the Company, Mr. Klugman's performance-vesting awards will convert to time-based vesting under the same terms as his other time-based vesting grants, based on Mr. Klugman's continued service to the Company. Upon a qualifying termination in connection with a change in control as specified in Mr. Klugman's change in control agreement, Mr. Klugman will be entitled to accelerated vesting of all these time- and performance-based grants that have been granted and will be entitled to a cash payment equal to the value of any of the awards of shares of restricted stock that, as of the date of such qualifying termination, have not been granted.
In connection with Ms. Brunelle's resignation, we entered into a transition agreement with her to continue to provide services to the company in a reduced role during a transition period lasting until no later than September 30, 2013. Upon the expiration of the transition period, Ms. Brunelle will be paid in a lump sum at such time equal to three months of her base salary and shall be provided COBRA reimbursements for up to nine months from such date. Ms. Brunelle will also be entitled to 100% of her fiscal year 2013 bonus she would have been eligible to receive pursuant to the Fiscal Year 2013 Executive Bonus Plan (payable in a lump sum at the time the Company pays out bonuses to other executives). During the transition period, Ms. Brunelle will remain an employee, will continue to receive her base salary and benefits, and will continue to vest in her current equity awards. She also will remain eligible to receive acceleration of all her outstanding unvested equity grants in the event a change in control occurs during the transition period pursuant to her change in control agreement.
The foregoing description of Ms. Brunelle's transition agreement is qualified in its entirety by reference to the applicable provisions of agreement which will be filed with the Securities and Exchange Commission as an exhibit to the Company's Form 10-K for the fiscal year ending January 31, 2013 and is incorporated by reference herein.
Item 9.01.     Financial Statements and Exhibits.
(d)           The following exhibits are included with this Report:

Exhibit Number	Description
99.1	Press Release of TiVo Inc., dated December 20, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TIVO INC.

Date: December 20, 2012	By:	/s/ Thomas S. Rogers
Thomas S. Rogers
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of TiVo Inc., dated December 20, 2012